UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 5, 2012

Walker & Dunlop, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35000	80-0629925
(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue

Suite 1200E

Bethesda, MD

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(301) 215-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 5, 2012, W&D Interim Lender II LLC, a wholly owned subsidiary of Walker & Dunlop, Inc. (the “Company”), as borrower, together with the Company, as guarantor, entered into the Warehousing Credit and Security Agreement (the “Credit Agreement”) with Bank of America, N.A., as lender and administrative agent. The Credit Agreement provides for a commitment to fund warehousing advances in an aggregate amount outstanding at any time of up to $50 million, which commitment to fund new warehousing advances expires on October 4, 2013. The Credit Agreement further provides that new warehousing advances may have terms of up to two years.

The Credit Agreement will support the Company’s lending activities under its interim loan program, whereby W&D Interim Lender II LLC will make first mortgage loans on multifamily real estate properties for periods of up to two years, using available cash in combination with advances under the Credit Agreement. The amount of any advance is based, in part, on the size of the loan and the value of the mortgage. The lender retains a first priority security interest in all mortgages funded by such advances on a cross-collateralized basis.

All borrowings accrue interest at the average 30-day London Interbank Offering Rate plus 250 basis points. Repayments under the Credit Agreement are interest-only, with principal repayments made upon the earlier of the refinancing of an underlying mortgage or the maturity of an advance under the Credit Agreement. Upon the occurrence of certain credit events, including but not limited to a default under a pledged mortgage or a foreclosure of an underlying property, the sale, disposition or repayment of a pledged mortgage or the failure to meet certain appraisal requirements, earlier repayment of Credit Agreement advances may be required.

In addition, the Credit Agreement requires the borrower and the Company to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis as follows:

•                  Tangible Net Worth (as defined in the Credit Agreement) of the Company of not less than (i) $200 million plus (ii) 75% of the net proceeds of any equity issuances by the Company or any of its subsidiaries after the Closing Date; for purposes of calculating compliance with this covenant, mortgage servicing rights are considered tangible assets;

•                  Compliance with the applicable net worth and liquidity requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA and HUD;

•                  Liquid Assets (as defined in the Credit Agreement) of the Company of not less than $15 million;

•                  Four-Quarter EBITDA (as defined in the Credit Agreement) of not less than $35,000,000;

•                  Debt Service Coverage Ratio (as defined in the Credit Agreement and calculated excluding interest expense on warehouse credit lines) of not less than 3.0 to 1.0;

•                  Maintenance of aggregate unpaid principal amount of all mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $20.0 billion or (ii) all Fannie

Mae DUS mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $10.0 billion,  exclusive in both cases of mortgage loans which are 60 or more days past due or are otherwise in default or have been transferred to Fannie Mae for resolution);

•                  Minimum loan-to-servicing-value ratio (or LTSV Ratio (as defined in the Credit Agreement)) of 40%;

•                  Aggregate unpaid principal amount of Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio which are 60 or more days past due or otherwise in default not to exceed 3.5% of the aggregate unpaid principal balance of all Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio (subject to certain exclusions relating to No Risk Mortgage Loans and At Risk Mortgage Loans (each as defined in the Credit Agreement)); and

•                  Maximum ratio of Adjusted Funded Debt to Four-Quarter EBITDA (each as defined in the Credit Agreement) of (i) 4.0 to 1.0 for each of the fiscal quarters ending on September 30, 2012, December 31, 2012, March 31, 2013, and June 30, 2013 and (ii) 3.5 to 1.0 for the fiscal quarter ending September 30, 2013 and each fiscal quarter therafter.

The Credit Agreement contains various other usual and customary covenants, including, among other things, limitations on the borrower’s ability to incur additional indebtedness and create liens and the ability of the Company and the borrower to undergo fundamental changes. Events of default include nonpayment, failure to perform certain covenants beyond a cure period, violation of representations or warranties, failure to pay debts as they become due, insolvency and a material adverse change in the borrower’s financial condition, business assets or operations or in its ability to repay the borrowings.

The foregoing description of the Credit Agreement and related agreements does not purport to be complete and is qualified in its entirety by reference to the Warehousing Credit and Security Agreement and related agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Bank of America, N.A, the lender, and its affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services. In addition, affiliates of the Company have entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with affiliates of the Bank of America, N.A.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Warehousing Credit and Security Agreement, dated as of October 5, 2012, by and among W&D Interim Lender II LLC, as borrower, Walker & Dunlop, Inc. as guarantor, Bank of America, N.A. and the other lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for itself and the other lenders.

10.2	Promissory Note, dated October 5, 2012, of W&D Interim Lender II LLC in favor of Bank of America, N.A.
10.3	Guaranty of Walker & Dunlop, Inc., dated as of October 5, 2012, in favor of Bank of America, N.A.
10.4	Pledge and Security Agreement of Walker & Dunlop, Inc., dated as of October 5, 2012, in favor of Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date:	October 12, 2012	By:	/s/ Deborah A. Wilson
			Name:	Deborah A. Wilson
			Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Warehousing Credit and Security Agreement, dated as of October 5, 2012, by and among W&D Interim Lender II LLC, as borrower, Walker & Dunlop, Inc. as guarantor, Bank of America, N.A. and the other lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for itself and the other lenders.

10.2	Promissory Note, dated October 5, 2012, of W&D Interim Lender II LLC in favor of Bank of America, N.A.
10.3	Guaranty of Walker & Dunlop, Inc., dated as of October 5, 2012, in favor of Bank of America, N.A.
10.4	Pledge and Security Agreement of Walker & Dunlop, Inc., dated as of October 5, 2012, in favor of Bank of America, N.A.